SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     	Date of Report:  June 21, 1996



                         	FEDERAL SCREW WORKS
          	(Exact name of registrant as specified in its charter)



         Michigan             0-1837            38-0533740
     (state or other     (Commission File    (I.R.S. Employer
      jurisdiction of      Number)            Identification
      incorporation                           Number)
      or organization)


       535 Griswold, Suite 2400, Detroit, Michigan  48226-3602
       (Address of principal executive offices)     (Zip Code)

   Registrant's telephone number, including area code: (313)963-2323

     	                      Not applicable
    	(Former name or former Address, if changed since last report)


Item 5.  Other Events.

Chapter 7A -- Antitakeover Provisions.

On June 21, 1996, the Board of Directors of the Company adopted a resolution electing to have the provisions of Chapter 7A of the Michigan Business Corporation Act (the "MBCA") apply to the Company, subject to certain excep-tions and conditions, a copy of which resolution is attached to this Report as Exhibit 99.

In general, the provisions of the MBCA prohibit a "business combination" between the Company and an "interested shareholder" (generally, a 10%-or-greater beneficial shareholder) of the Company, unless:

      (1) the Board of Directors issues an advisory statement regarding the "business combination" and the "business combination" is approved by at least 90% of each class of shares entitled to vote and a 2/3 vote of each class of shares entitled to vote excluding shares held by such "interested shareholder" and its "affiliates" and "associates"; or

      (2) the "business combination" takes place five years after the "interested shareholder" becomes an "interested shareholder" and the price to be paid to shareholders of the Company meets the "fair price" provi-sions of the MBCA and certain other conditions are met.

The Board's action to make the provisions of Chapter 7A of the MBCA applicable to the Company specifically excludes any "business combination" involving the Company, or any Michigan subsidiary, and any existing or future "interested shareholder" of the Company or any "affiliate" of such "interested shareholder", if the "business combination" is approved by a majority of the Continuing Directors of the Company. The term "Continuing Director" is defined by the resolution to mean any member of the Board of Directors of the Company, while such person is a member of the Board, who is not an "affiliate," "associate" or representative of the "interested shareholder" and who was a director on June 21, 1996, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an "affiliate," "associate" or representative of the "inter-ested shareholder" and who is recommended or elected to succeed the Continuing Director by vote of a majority of the Continuing Directors.

The Board's resolution subjecting the Company to the provisions of Chapter 7A of the MBCA may be added to, but may not be altered or repealed, by a majority of the Continuing Directors, provided that:

      (a) such resolution may be altered or repealed at any time or from time to time by a majority of the Continuing Directors if such action is hereafter authorized or permitted by the MBCA; and

      (b) such resolution may be altered or repealed by an amendment to the Restated Articles of Incorporation of the Company adopted by the shareholders of the Company by a vote of not less than 90% of each class of shares entitled to vote and a 2/3 vote of each class of shares entitled to vote excluding shares held by any "interested shareholder" of the Company.

This action by the Board will terminate and have no further effect on the Company at 9:00 A.M., Detroit time, December 21, 1996, unless the Board, by majority vote of the Continuing Directors, extends its application.

The terms "business combination," "interested shareholder," "affiliate," and "associate" have, for purposes of the resolution and this Report, the meanings given to them by Chapter 7A of the MBCA.


Item 7.  Exhibits.

The following exhibits are filed with this Report:

Exhibit No.                    Description

   99 Form of resolution adopted by the Board of Directors of the Company on June 21, 1996 regarding Chapter 7A
             -- Antitakeover Provisions.


                                	SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      FEDERAL SCREW WORKS


                                      By:  /S/ W.T. ZURSCHMIEDE, JR.

                                           W.T. ZurSchmiede, Jr.
                                           Chairman, Chief Executive
                                           Officer, Secretary and
                                           Treasurer

July 11, 1996